Exhibit 3.1



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  BIOLABS, INC.



Under Section 807 of the Business Corporation Law.

The  undersigned,   being  respectively  the  President  and  Secretary  of  the corporation, pursuant to Section 897 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:

1. The name of the corporation is BioLabs, Inc. The name under which the corporation was formed is Flexx Realm Inc.

2. The certificate of incorporation was filed by the Department of State on the 19th day of September, 1994.

3. The text of the certificate of incorporation as amended heretofore is hereby restated without further amendment or change to read as set forth in full:

                                    ARTICLE I
                                      NAME

The name of this corporation is BioLabs, Inc.

                                   ARTICLE II
                               PURPOSES AND POWERS

Section.  Purposes.  The purpose(s) for which the corporation is formed are:

(a) to engage in any lawful act or activity for which corporation may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained;

(b), (c), (d) and (e)  General purpose.

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The powers,  rights and privileges  provided in this  certificate  are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

                                   ARTICLE III
                                CORPORATE OFFICE

The office of the corporation is to be located in Nassau County, State of New York.

                                   ARTICLE IV
                                NUMBER OF SHARES

The aggregate number of shares which the corporation shall have the authority to issue is 200,000,000 shares with a pr value $0.0001 per share, of which 100,000,000 shall be Common and 100,000,000 shall be Preferred.

The relative rights and preferences of the Preferred Stock shall be fixed and amended from time to time by the Board of Directors at its sole discretion.

                                    ARTICLE V
                           AGENT FOR THE INCORPORATION

The Secretary of State is designated s agent if the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                                    c/o Richard S. Lane, Esq.
                                    One Old Country Road, Suite 497
                                    Carle Place, NY  11514-1807

                                   ARTICLE VI
                               DIRECTORS LIABILITY


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The personal  liability of directors to the corporation or its  shareholders for damages for any breach if duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation hereafter issued optioned or sold, or any part of any debentures, bonds, notes or securities of this corporation convertible into shares hereafter issued optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the corporation which may be convertible into shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed.

4. This restatement of the certificate of incorporation was authorized by the board of directors of the corporation.

IN WITNESS WHEREOF, this certificate has been subscribed to this 3rd day of February, 1999 by the undersigned, who affirm that the statements made herein are true under the penalties of perjury.



                                                    /s/ G. GREG MCCARTNEY
                                                        -----------------
                                                        G. GREG MCCARTNEY
                                                        President


                                                   /s/  LAWRENCE J. PASEMKO
                                                        -------------------
                                                        LAWRENCE J. PASEMKO
                                                        Secretary

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